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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Main Street Banks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAIN STREET BANKS, INC.
676 Chastain Road
Kennesaw, Georgia 30144
Telephone: (770) 422-2888
Facsimile: (770) 422-9855

April 21, 2003

To the Shareholders of
Main Street Banks, Inc.

The Annual Meeting of Shareholders of Main Street Banks, Inc. will be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, on May 21, 2003, at 10:00 a.m. local time.

Refreshments will be served prior to the meeting and our directors, officers, attorneys and auditors will be available to discuss all aspects of the Company and to answer any questions you may have.

The items of business scheduled for vote at the meeting are explained in the accompanying Proxy Statement. Even if you are planning to attend the Annual Meeting, please complete the enclosed proxy card, which can be found in the window section of the envelope you received, and return it to us in the enclosed, self-addressed, stamped envelope. If you attend the Annual Meeting, you may revoke your Proxy and vote in person.

We look forward to seeing you on May 21, 2003, and thank you for being a shareholder.

Sincerely,

Edward C. Milligan Chairman and Chief Executive Officer

MAIN STREET BANKS, INC.
676 Chastain Road
Kennesaw, Georgia 30144

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Main Street Banks, Inc. will be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, at 10:00 a.m., local time, on May 21, 2003, for the following purposes:

  1.
  Elect Class III Directors. To elect three (3) Class III directors to serve for three-year terms expiring at the 2006 Annual Meeting of Shareholders.

  2.
  Approve Amendment to Omnibus Stock Ownership and Long Term Incentive Plan. To approve an amendment to the Company's Omnibus Stock Ownership and Long Term Incentive Plan that increases the number of shares of common stock issuable under the plan from 800,000 to 1,600,000.

  3.
  Ratify Independent Auditors. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 2003.

  4.
  Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only shareholders of record at the close of business on April 14, 2003, will be entitled to receive notice of and vote at the Annual Meeting or any adjournments thereof.

        The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

By Order of the Board of Directors,

Edward C. Milligan Chairman and Chief Executive Officer

Enclosures

April 21, 2003

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

MAIN STREET BANKS, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2003
Introduction

General

        This Proxy Statement ("Proxy Statement") is being furnished to the shareholders of Main Street Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the outstanding shares of the Common Stock of the Company ("Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, on May 21, 2003, and at any adjournments thereof ("Annual Meeting").

        At the Annual Meeting, the shareholders of the Company will be asked to: (1) elect three (3) Class III directors each to serve for a three-year term; (2) approve an amendment to the Company's Omnibus Stock Ownership and Long Term Incentive Plan that increases the number of shares of Common Stock issuable under the plan from 800,000 to 1,600,000; (3) ratify the selection of Ernst & Young LLP as the Company's independent auditors; and (4) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        This Proxy Statement is dated April 21, 2003, and is first being mailed to the shareholders of the Company on or about April 21, 2003. The 2002 Annual Report to Shareholders of the Company accompanies this Proxy Statement.

        The principal executive offices of the Company are located at 676 Chastain Road, Kennesaw, Georgia 30144, and the telephone number of the Company at such address is (770) 422-2888.

Record Date, Solicitation and Revocability of Proxies

        The Board of Directors of the Company has fixed the close of business on April 14, 2003 as the record date ("Record Date") for determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 16,207,453 shares of Common Stock outstanding and held by approximately 3,419 shareholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date.

        Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at the Annual Meeting in accordance with any instructions indicated in such proxies. If no instructions are indicated, such shares of Common Stock will be voted for the election of the nominated directors and in favor of the other proposals and at the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting or any adjournments thereof.

        A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices or revocation and other communication with respect to revocation of proxies should be addressed as follows: Main Street Banks, Inc., 676 Chastain Road, Kennesaw, Georgia 30144, Attention: Heyward Horton.

Votes Required

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting at which a quorum is present is necessary to elect the three (3) nominees for Class III membership on the Board of Directors. The affirmative vote of a majority of the shares represented at the Annual Meeting at which a quorum is present is necessary to approve the proposed amendment to the Company's Omnibus Stock Ownership and Long Term Incentive Plan and to ratify the selection of the Company's independent auditors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

Proposal One—Election of Class III Directors of the Company

        At the Annual Meeting three (3) Class III directors will be elected each to serve for a three-year term of office.

        The Company's Articles of Incorporation divides the Board of Directors of the Company into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class will hold office for staggered terms of three (3) years each, after the initial terms of one (1) year, two (2) years and three (3) years, respectively. The term of Class III directors expires at the 2003 Annual Meeting. The Board of Directors has set the number of the Class III directors at three (3). The Board of Directors has nominated the following persons for Class III membership on the Board, and unanimously recommends a vote "FOR" the election of these persons: P. Harris Hines, Harry L. Hudson, Jr. and Edward C. Milligan.

        All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the three (3) Class III nominees listed above. In the event that any nominee is unable to serve, the persons designated as proxies will cast votes for such other persons as they may select. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting at which a quorum is present is required for the election of the nominees listed above.

The board of directors unanimously recommends a vote "for" the election of the three (3) nominees listed above.

Board of Directors

        The following table sets forth the name of each current director and each nominee for Class III director of the Company; a description of his position and offices with the Company (other than as a director) and with Main Street Bank, the Company's wholly owned bank subsidiary and with Main Street Insurance Services, Inc., the Company's wholly owned insurance agency subsidiary ("Main Street Insurance Agency") if any; and a brief description of his principal occupation and business experience during the past five years and certain other information, including his age as of March 11, 2003. The table also sets forth the class of each director. The terms of the Class I directors expire at the 2004 Annual Meeting; the terms of the Class II directors expire in 2005; and the terms of the Class III directors expire in 2003.

Name, Year First Elected to Board of Company and Class	Age	Position with the Company and Principal Occupation During the Past Five Years
Robert R. Fowler, III (2000) Class I	64	Mr. Fowler serves as Chairman of the Executive Committee of the Company's Board (having retired as Chairman during 2002) and as Vice Chairman of the Board of Main Street Bank. Mr. Fowler was Chairman and Chief Executive Officer of Main Street Banks Incorporated from its organization in 1988 until it was merged into the Company in 2000. He served as Chairman of the Board of Main Street Bank from 1985 to 1996 and was elected Vice Chairman in 1996. He has been affiliated with Main Street Bank since 1967.

Samuel B. Hay III (2000) Class I	40	Mr. Hay serves as President and Chief Operating Officer of the Company. Mr. Hay became President of the Company during 2002. Previously, Mr. Hay served as Executive Vice President and Chief Operating Officer of the Company from 2000 to 2002. Mr. Hay also serves as the Chief Executive Officer and as a director of Main Street Bank. Mr. Hay served on the Board of Main Street Banks Incorporated from 1992 until it was merged into the Company in 2000, and served as its Executive Vice President and Chief Financial Officer from 1994. Mr. Hay has served as Chief Executive Officer of Main Street Bank since December 1996 and served as its Chairman from 1996 until 2000. He has been employed by Main Street Bank since 1990.
C. Candler Hunt (2000) Class I	56	Mr. Hunt serves as a director of Main Street Bank. Mr. Hunt has been an executive of Godfrey's Warehouse, Inc., a manufacturer of livestock feed located in Madison, Georgia, since 1971.
Frank B. Turner (2000) Class II	63
		Mr. Turner served as Vice Chairman of the Board of Main Street Banks Incorporated from 1990 until it was merged into the Company in 2000. He has been City Manager of Covington, Georgia since 1970. Mr. Turner is a director of Main Street Bank.
The Honorable P. Harris Hines (1994) Class III Nominee for Class III	59
		Justice Hines serves as Vice Chairman of the Board of the Company and he is a member of the Board of Main Street Bank. From January 1, 1983 until July 26, 1995, Justice Hines served as Judge of the Superior Court of Cobb County, Georgia. Since July 26, 1995, Justice Hines has served as a Justice of the Supreme Court of the State of Georgia.
Harry L. Hudson, Jr. (1996) Class III Nominee for Class III	59
		Mr. Hudson is an agent for the State Farm Insurance Company. Mr. Hudson has been associated with State Farm since January 1, 1970, and he has served as Agent, Agency Manager and Field Executive. Mr. Hudson is currently serving as a member of the Board of Main Street Bank.

Edward C. Milligan (1994) Class III Nominee for Class III	58
Mr. Milligan is Chairman and Chief Executive Officer of the Company and is currently serving as Chairman of the Board of Main Street Bank. Mr. Milligan has served as Chief Executive Officer of Main Street Banks, Inc. since its organization in 1994 and was elected Chairman in 2002. Mr. Milligan also served as President and Chief Executive Officer of Westside Bank & Trust Company from its organization in 1990 until 2000. Mr. Milligan has also served on the Board of Directors of The Bankers Bank since March 2002.

        Messrs. Fowler and Turner are first cousins. Mr. Hay is Mr. Fowler's nephew.

        In a letter dated December 1, 1999 to the Board of Directors of the Company, Mr. Fowler stated that it was his present intention for a period of six years following May 24, 2000, to take such action as reasonably necessary at the Board level and to vote all shares of Company Stock over which he has voting control, including the shares owned by family trusts, to maintain the same equal ratio of the number of previous Main Street Banks Incorporated and First Sterling Banks, Inc. directors. He also stated that it is his intention to specifically vote the shares over which he has voting control for the reelection to the Company Board of Directors of Eugene L. Argo upon the expiration of his term in 2002 and for the reelection of Edward C. Milligan, P. Harris Hines and Harry L. Hudson, Jr. when their terms expire in 2003. Mr. Fowler did vote his shares in favor of Mr. Argo at the Company's 2002 Annual Meeting of Shareholders. Mr. Argo, who was reelected to the Company's Board of Directors, retired as a director during 2002. No replacement for Mr. Argo has been nominated at this time.

        Mr. Fowler also expressed his intention that if any of these persons failed to complete their terms of office he would support for election to those vacant positions the person who is or persons who are nominated by the remaining members of the group composed of Messrs. Argo, Milligan, Hines and Hudson. Mr. Fowler also stated in his letter that he intends to resign as Chairman of the Company's Board two years following May 24, 2000, and to support Mr. Milligan, his successor, as Chairman and Mr. Hay as the President of the Company. Mr. Fowler did resign as Chairman during 2002 and Messrs. Milligan and Hay were elected as Chairman and President of the Company, respectively.

        Mr. Fowler's letter was simply an expression of his intention on December 1, 1999. It is not legally binding against him. He can change his mind at any time and take action which is completely different from his expressed intention on December 1, 1999. If he desires, he could vote against the directors named above.

Board Committees and Attendance

        The business and affairs of the Company are under the direction of the Company's Board of Directors.

        During 2002, the Company's Board of Directors held twelve (12) regular meetings, and all of the Company's directors attended at least 75% of the aggregate meetings of the Company's Board of Directors and the committees thereof on which they sat.

        The Board of Directors of the Company has established an Audit Committee and a Compensation Committee.

Audit Committee

        The primary functions of the Company's Audit Committee are to see that an audit program is in place to protect the assets of the Company, assure that adequate internal controls exist, and appoint, compensate and oversee the work of the Company's independent auditor. The current members of the Audit Committee are: P. Harris Hines (Chairman), Frank B. Turner and C. Candler Hunt. During 2002, the Audit Committee held eight (8) meetings. Each member of the Audit Committee is "independent" as this term is defined by the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A.

Compensation Committee

        The primary functions of the Compensation Committee are to evaluate and administer the compensation of the Company's Chief Executive Officer and other executive officers and to review the general compensation programs of the Company. The current members of the Compensation Committee are: C. Candler Hunt (Chairman), P. Harris Hines and Harry L. Hudson, Jr.. During 2002, the Compensation Committee held three (3) meetings. No member of the Committee is an employee of the Company or any subsidiary of the Company.

Audit Committee Report

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. In accordance with Section 301 of the Sarbanes-Oxley Act of 2002, the Committee is directly responsible for the appointment, compensation, and oversight (with a direct report relationship) of the work of the Company's independent auditors.

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the

Company specifically incorporates this information by reference and should not otherwise be deemed filed under such Acts.

Audit Committee

P. Harris Hines, Chairman
Frank B. Turner
C. Candler Hunt

Compensation Committee Report

        The Compensation Committee is responsible for evaluating the remuneration of executives of the Company to provide competitive levels of compensation which take into account the annual and long-term performance goals, whether there has been above average corporate performance, the levels of an individual's initiative, responsibility and achievements, and the need of the Company to attract and retain well trained and highly motivated executives. The Committee fixes the compensation of the CEO and the other executive officers. All decisions by the Committee relating to the compensation of the CEO and the other executive officers are reviewed by the full Board of Directors.

        Executive officers' overall compensation is intended to be consistent with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to the Company, provided that performance of the Company and the executive officer warrants the compensation being paid.

        The Company entered into a three (3)-year employment agreement with Mr. Milligan, the Company's Chairman and CEO, effective May 24, 2000. Mr. Milligan's annual base compensation was increased to $285,000 effective January 7, 2002. In 2003, Mr. Milligan received incentive compensation of $111,680 for his performance in 2002. In determining Mr. Milligan's compensation for 2002, the Committee considered the Company's performance in regard to the following factors: earnings per share growth; asset growth; credit quality; and safety and soundness.

        Compensation paid to the named executive officers of the Company in 2002, as reflected in the following compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the 401(k) Plan, restricted stock grants, incentive stock options and certain prerequisites. In addition, the Company has adopted certain broad-based employee benefit plans in which executives, and other officers together with employees, have the option to participate. Benefits under these plans are not directly or indirectly tied to the Company's performance, except that contributions by the Company to the 401(k) Plan are voluntary, at the election of the Board of Directors. Bonuses were granted to Messrs. Milligan, Hay, Crowe, McDermott and Monroe based upon certain performance criteria for their services in 2002.

Compensation Committee

C. Candler Hunt, Chairman
P. Harris Hines
Harry L. Hudson, Jr.

Reports Required by Section 16(a) of the Securities Exchange Act of 1934

        The SEC has adopted certain rules and forms that apply to the Company relating to reports concerning stock ownership and transactions by directors, officers, and principal stockholders who directly or indirectly are the beneficial owners of more than ten percent of any class of any equity security. The rules require that any Company director, officer or principal shareholder file a Form 3, which is an initial statement of beneficial ownership of equity securities, a Form 4 to report any changes in beneficial ownership and a Form 5 within forty-five (45) days after the end of the

Company's fiscal year to report any securities transactions during the fiscal year that have not previously been reported on a Form 3 or Form 4.

        Based on a review of Forms 3, 4 and 5 and any amendments, and certain written representations which have been furnished to the Company for its fiscal year ended December 31, 2002, there were no persons who were subject to this filing requirement who failed to file the required reports on a timely basis.

Certain Transactions

        The Company's directors and certain business organizations and individuals associated with them are customers of and have banking transactions with the Company's subsidiary bank in the ordinary course of business. Such transactions include loans, commitments, lines of credit and letters of credit. All of those transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectability or present any other unfavorable features. Additional transactions with these persons and businesses are anticipated in the future.

        Robert R. Fowler III, Chairman Emeritus of the Board, has entered into three lease agreements with Main Street Bank, through which he leases to Main Street Bank buildings that it uses for its operations center, corporate and accounting offices. These leases are described below:

        Operations center.    Main Street Bank entered into the lease agreement for its operations center on April 1, 1998. The operations center building is 22,300 square feet and is located at 2118 Usher Street, Covington, Georgia 30014. Under this lease agreement, Main Street Bank paid to Mr. Fowler rent at a rate of $2.36 per square foot or an aggregate of $52,630 for the period from April 1, 1998 until April 1, 1999. The lease agreement provides a rental schedule by which the rental rate is adjusted each year on the anniversary date of the lease agreement. Main Street Bank expects to pay rent in the amount of $89,652.40 for the period from April 1, 2003 until April 1, 2004. The lease agreement expires March 31, 2007. Main Street Bank has the option to renew the lease agreement for two successive five-year extension periods. Additionally, Main Street Bank may terminate the lease agreement after the completion of five years of the term with a termination payment equal to six months rent. The termination payments decrease by the amount of one month's rental payment for each succeeding lease year.

        Corporate offices.    Main Street Bank entered into the lease agreement for its corporate offices located at 1121 Floyd Street, Covington, Georgia 30014 in May 1999. This building contains approximately 4,980 square feet. The rental rate from June 1, 1999 through December 1, 1999 was $2,747 per month and increased to $3,245 per month on January 1, 2000. Thereafter, the lease agreement provides for 3% increases to the rental rate on each January 1 until the expiration date, December 31, 2009. Main Street Bank has the option to renew the lease agreement for two successive five-year extension periods.

        Accounting office.    Main Street Bank entered into the lease agreement for its accounting office, located at 1122 Pace Street, Covington, Georgia 30014, on March 25, 1994. This building is approximately 4,300 square feet. Since July 1999 the rental rate under this lease agreement has been $1,850 per month. The rental rate will increase to $2,220 per month in July 2003 and to $2,664 in July 2007. This lease agreement expires on June 30, 2013.

        The Company believes that the terms of the lease agreements are at least as favorable to it as terms available from unrelated third parties.

Officers

        The table set forth below shows for each of the Company's executive officers (a) the person's name, (b) his or her age at March 11, 2003, (c) the year he or she was first elected as an officer of the Company, and (d) his or her present positions with the Company and his or her other business experience for the past five years. Officers are elected at the Annual Meeting of the Board of Directors for terms of one year or until their earlier resignation, termination or removal from office.

Name	Age	Position with the Company and Business Experience During The Past Five Years
Edward C. Milligan	58	Mr. Milligan serves as the Chairman of the Company's Board of Directors and as the Company's Chief Executive Officer and as Chairman of the Board of Directors of Main Street Bank.
Samuel B. Hay III	40	Mr. Hay serves as President and Chief Operating Officer of the Company and as a member of the Company's Board of Directors. He serves as Chief Executive Officer of Main Street Bank and as a member of its Board of Directors.
Max S. Crowe	51	Mr. Crowe serves as Executive Vice President and Chief Banking Officer of the Company, positions he has held since 2002. Prior to joining the Company, Mr. Crowe served as Regional President of BB&T for over five years. Mr. Crowe serves as a director of Main Street Bank.
Robert D. McDermott	45	Mr. McDermott serves as Executive Vice President and Chief Financial Officer of the Company, positions he has held since 2001. From June 1999 to September 2001, Mr. McDermott served as Senior Vice President Performance Enhancement for SouthTrust Bank and from June 1989 to June 1999, Mr. McDermott worked for First Union Corporation in various roles including Director-Decision Support and Controller for First Union National Bank of Georgia.
John T. Monroe	43	Mr. Monroe serves as Chief Credit Officer of Main Street Bank, a position he has held since 2002. From 1989 until 2002 Mr. Monroe served as Senior Credit Manager with BB&T.

See "Board of Directors" above for description of prior business experience of Messrs. Milligan and Hay.

Executive Compensation

        The table below shows information concerning the compensation paid to the Chief Executive Officer and the Company's four most highly compensated executive officers for services to the Company in all capacities for the years ended 2002, 2001 and 2000.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)
Edward C. Milligan Chairman and Chief Executive Officer	2002 2001 2000	284,539 261,500 207,000	111,680 75,900 82,800	147,075 237,303 279,844	15,000 14,800 40,250	9,666 5,776 15,500	(2) (2) (2)
Samuel B. Hay III President and Chief Operating Officer	2002 2001 2000	227,308 205,000 168,240	89,220 51,100 58,884	117,660 146,084 0	12,000 9,108 12,000	7,086 6,441 9,268	(3) (3) (3)
Max S. Crowe Executive Vice President and Chief Banking Officer	2002 2001 2000	148,885 -0- -0-	70,650 -0- -0-	680,745 -0- -0-	39,000 -0- -0-	1,341 -0- -0-	(4)
Robert D. McDermott Executive Vice President and Chief Financial Officer	2002 2001 2000	185,000 49,808 -0-	66,600 27,000 -0-	58,830 254,850 -0-	6,000 10,000 -0-	3,120 358 -0-	(5) (5)
John T. Monroe Chief Credit Officer	2002 2001 2000	97,231 -0- -0-	50,240 -0- -0-	250,525 -0- -0-	15,000 -0- -0-	870 -0- -0-	(6)

(1)
The number and value of the aggregate restricted stock holdings at the end of 2002 are as follows:

	Number of Shares	Aggregate Value
Mr. Milligan	44,100	$846,720
Mr. Hay	117,700	2,259,840
Mr. Crowe	34,500	662,400
Mr. McDermott	18,000	345,600
Mr. Monroe	12,500	115,000

    Mr. Milligan was granted 7,500 shares of restricted stock on December 11, 2002. This stock will vest at 20% per year beginning on December 31, 2003 and on each anniversary thereafter.

    Mr. Hay was granted 6,000 shares of restricted stock on December 11, 2002. This stock will vest at 20% per year beginning on December 31, 2003 and on each anniversary thereafter.

    Mr. Crowe was granted 30,000 shares of restricted stock on April 23, 2002 and 4,500 shares of restricted stock on December 11, 2002. This stock will vest at 20% per year beginning on December 31, 2003 and on each anniversary thereafter.

    Mr. McDermott was granted 3,000 shares of restricted stock on December 11, 2002. This stock will vest at 20% per year beginning on December 31, 2003 and on each anniversary thereafter.

    Mr. Monroe was granted 10,000 shares of restricted stock on May 1, 2002 and 2,500 shares of restricted stock on December 11, 2002. This stock will vest at 20% per year beginning on December 31, 2003 and on each anniversary thereafter.

    Dividends are payable on the Company's restricted stock described above.

(2)
Includes amounts contributed by the Company to Mr. Milligan's account in the Company's 401(k) plan of $5,500 for 2002, $5,250 for 2001 and $5,250 for 2000; taxable amount on excess life insurance of $1,805.60 for 2002, $1,805.60 for 2001 and $1,161 for 2000; personal use of Company automobile of $2,360.08 for 2002 and $526.23 for 2001; and directors' fees of $10,400 in 2000.
(3)
Includes amounts contributed by the Company to Mr. Hay's account in the Company's 401(k) plan of $5,500 for 2002, $5,250 for 2001 and $5,250 for 2000; taxable amount on excess life insurance of $420.16 for 2002, $378.04 for 2001 and $342.90 for 2000; personal use of Company automobile of $1,165.97 for 2002, $1,191.63 for 2001 and $1,575.19 for 2000; and directors' fees of $2,100 for 2000.
(4)
Includes taxable amount on excess life insurance of $668.88 and personal use of Company automobile of $672.45.
(5)
Includes $1,280.76 contributed by the Company to Mr. McDermott's account in the Company's 401(k) plan for 2002; taxable amount on excess life insurance of $630.24 for 2002 and $113.12 for 2001; and personal use of Company automobile of $1,209 for 2002 and $244.59 for 2001.
(6)
Includes taxable amount on excess life insurance of $258.56 and personal use of Company automobile of $611.28.

Stock Options

        The following table sets forth information in regard to incentive stock options granted to the Chief Executive Officer and the Company's most highly compensated executive officers in 2002:

Option Grants in Last Fiscal Year

	[Individual Grants]						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total options Granted to Employees In fiscal year
Name				Exercise or Base price ($/Sh)		Expiration Date
							5%($)	10%($)
Edward C. Milligan	15,000	8.90%			$19.61	12/11/12	184,989	468,799
Samuel B. Hay III	12,000	7.12%			$19.61	12/11/12	147,991	375,039
Max S. Crowe	30,000 9,000	17.80 5.34	% %	$ $	20.69 19.61	5/16/12 12/11/12	390,355 110,994	989,236 281,280
Robert D. McDermott	6,000	3.56%			$19.61	12/11/12	73,996	187,520
John T. Monroe	10,000 5,000	5.93 2.97	% %	$ $	20.00 19.61	6/11/12 12/11/12	125,779 61,663	318,748 156,266

        The following table sets forth information in regard to exercise of stock options and the fiscal year-end value of unexercised options for each of the named executives:

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of securities underlying unexercised options at FY-end (#) exercisable/ unexercisable	Value of unexercised in-the-money options at FY-end ($) exercisable/ unexercisable
Edward C. Milligan	-0-	-0-	81,755/50,990	935,186/203,450
Samuel B. Hay III	-0-	-0-	6,621/26,487	39,176/69,560
Max S. Crowe	-0-	-0-	0/39,000	0/0
Robert D. McDermott	-0-	-0-	2,000/14,000	2,400/9,600
John T. Monroe	-0-	-0-	0/15,000	0/0

Director Compensation

        During 2002, the Company's directors who were not employees or officers of the Company were paid $850.00 for each Board meeting attended and $250 for each committee meeting attended on days other than the day of a Board meeting. The Company's directors were paid a total of $93,800 for such services in 2002.

Security Ownership

        The following tables set forth certain information regarding the Company's Common Stock owned, as of February 28, 2003 by:

  •
  each person who beneficially owns more than 5% of the outstanding shares of the Company's stock;
  •
  each director of the Company;
  •
  each executive officer of the Company who is named in the cash compensation table above; and
  •
  all the Company directors and executive officers as a group.

        Except as otherwise indicated, the persons named in the table above have sole voting and investment powers with respect to all shares shown as beneficially owned by them. The information shown below is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules issued under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. Under applicable SEC rules, the number of outstanding shares of Common Stock used in the computation of the "Percent of Class" includes currently exercisable stock options owned by the shareholder.

        Management of the Company is aware of only two persons or entities which beneficially owns 5% or more of the Company's Common Stock as described in the following table:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Robert R. Fowler III* P.O. Box 1098 Covington, GA 30015	4,040,137	24.18%
Fowler Children's Trust* c/o Mr. Robert R. Fowler III P.O. Box 1098 Covington, GA 30015	1,941,783	11.61%

Mr. Fowler's stock ownership includes the following:

Number of Shares	Manner Held
163,620	Issued under the Company's Restricted Stock Award Plan
1,941,783	Held by the Fowler Children's Trust
118,740	Held by the Estate of Louly T. Fowler
647,208	Held by three Fowler Family Grandchildren's Trusts
363,600	Held by three Fowler Family Generation Skipping Tax Exempt Grandchildren's Trusts
2,744	Held by Hunter Fowler, L.P., a family limited partnership formed by Mr. Fowler and his daughter
197,152	Held by Mr. Fowler's spouse, Mary H. Fowler
12,000	Obtainable upon the exercise of options
*
The shares beneficially owned by the Fowler Children's Trust are also included in shares beneficially owned by Mr. Fowler.

        Mr. Fowler is the executor of the Estate of Louly T. Fowler, Trustee of the Children's Trust, sole trustee for all three Grandchildren's Trusts as well as one of the Generation Skipping Tax Exempt Trusts and Co-Trustee of the other two Generation Skipping Tax Exempt Trusts described above. Mr. Fowler disclaims beneficial ownership of the 197,152 shares held by Mr. Fowler's spouse, Mary H. Fowler, and the 2,744 shares held by Hunter Fowler, L.P.

        The following table sets forth the beneficial stock ownership of each director and named executive officer and for all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Max S. Crowe	34,500	0.21%
Robert R. Fowler III	4,040,137	24.18%
Samuel B. Hay III	294,001	1.76%
P. Harris Hines	23,761	0.14%
Harry L. Hudson, Jr.	60,223	0.36%
C. Candler Hunt	321,032	1.92%
Robert D. McDermott	20,000	0.12%
Edward C. Milligan	210,807	1.26%
John T. Monroe	12,500	0.08%
Frank B. Turner	195,374	1.17%
All directors and executive officers as a group (10 persons)	5,212,213	31.20%

        Mr. Fowler's ownership is described under the preceding table.

        Mr. Hay's stock ownership includes 117,700 shares of restricted stock issued to Mr. Hay pursuant to the Company's restricted stock award plan and 6,621 obtainable upon the exercise of options.

        Justice Hines' stock ownership includes 15,815 shares of stock obtainable upon the exercise of options and 703 held in his dividend reinvestment plan.

        Mr. Hudson's stock ownership includes 12,858 shares of stock obtainable upon the exercise of the options.

        Mr. Hunt's ownership includes 15,973 shares of stock obtainable upon the exercise of options and 204,528 shares owned by the estate of his mother, Caroline C. Hunt, for which Mr. Hunt serves as executor.

        Mr. Milligan's stock ownership includes 81,755 shares of stock obtainable upon the exercise of the options and 845 shares held by his minor child, 1,331 held in a deferred compensation plan and 2,990 held in his 401(k) plan and 44,100 shares of restricted stock issued under the Company's restricted stock award plan.

        Mr. Turner's ownership includes 15,973 shares of stock obtainable upon the exercise of options.

        Mr. Crowe's ownership consists of restricted stock issued under the Company's restricted stock award plan.

        Mr. McDermott's ownership includes 2,000 shares of stock obtainable upon the exercise of options and 18,000 shares of restricted stock issued under the Company's restricted stock award plan.

        Mr. Monroe's ownership consists of restricted stock issued under the Company's restricted stock award plan.

        The stock ownership of the Company's directors and executive officers, as a group (10 persons), includes 160,995 shares of Company stock obtainable upon the exercise of options.

Omnibus Stock Ownership and Long Term Incentive Plan

        The Company has reserved 800,000 shares of Common Stock under its long term incentive plan, which was adopted on October 11, 2000, and which was approved by the Company's shareholders at the 2001 Annual Meeting. Shareholders are being asked to approve an amendment to the plan that increases the number of shares reserved from 800,000 to 1,600,000 (See "Proposal Two—Amendment of the Omnibus Stock Ownership and Long Term Incentive Plan" on page 19).

401(k) Retirement Plan

        The Company's 401(k) retirement plan covers all of its employees who have one year's credited service and includes a vesting schedule for employer's matching contributions of 20% vesting after one year and 20% vesting after each additional year of credited service thereafter. Matching contributions become fully vested after five years.

Cash Incentive Bonus Plan

        The Board of Directors has established a cash incentive bonus plan as a means of compensating the Company's officers through a cash bonus program tied to specific performance standards achieved by the Company as a whole, as well as by each individual officer.

Employment Agreements with Robert R. Fowler III and Executives

        The Company has entered into employment agreements with Robert R. Fowler III, the Chairman of the Board's Executive Committee, and with each of the executives named above. Descriptions of these agreements follow.

        Robert R. Fowler III.    Mr. Fowler has an employment agreement with the Company dated May 24, 2000 by which he was initially employed as Chairman of the Board of Directors of the Company and Vice Chairman of the Board of Directors of Main Street Bank. In May 2002, Mr. Fowler resigned as Chairman and became the Chairman of the Board's Executive Committee. He retained his position and duties as Vice Chairman of the Board of Directors of Main Street Bank in accordance with the employment agreement. As Chairman of the Executive Committee, the executive is an active participant in strategic planning, business development and development and maintenance of corporate shareholder and community relations for the Company. He also advises the Board of Directors with respect to proposed mergers and acquisitions. The term of the agreement shall end on June 30, 2008.

        Mr. Fowler shall receive an annual base salary of $200,000 subject to annual increases of at least three percent (3%) and such other increases as may be approved by the Board of Directors. Main Street Bank provides the executive with a split dollar insurance agreement which provides for a $2,000,000 face amount of life insurance on the executive's life. If the executive is terminated for reason other than for cause or if the executive voluntarily terminates for good reason then the Company shall continue to pay the executive his base salary for the remainder of the term and shall continue his welfare plans for such time period. If the executive becomes re-employed with another employer then the medical and other welfare benefits provided by the Company shall be secondary to those provided under the other employer's plan.

        The agreement provides for restrictions on the ability of Mr. Fowler to compete with the Company during the term of the agreement and for two years following his termination of service with the Company. He is also restricted in disclosing and using the Company's confidential information and trade secrets. He is also restricted from soliciting the Company's customers with whom he has had material contact during the 12 months immediately preceding the termination of his service. In consideration for Mr. Fowler entering into the restrictive covenants, the Company shall pay him the amount of $200,000 per year throughout the term.

        Edward C. Milligan.    Mr. Milligan's employment agreement with the Company was amended and restated on May 24, 2000. Under the restated employment agreement, Mr. Milligan became the Chairman of the Board of the Company in 2002 and continues as Chief Executive Officer of the Company. His term of employment is for a period of three years and on the third anniversary of, and on each anniversary thereafter, will be extended for an additional one-year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Milligan's initial annual base salary was $154,000 subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If the executive is terminated at any time during the term by the Company for any reason other than for cause or if the executive voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company shall pay to the executive a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year plus an amount equal to three times the sum of his annual base salary and targeted annual bonus. The Company shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such three-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company's confidential information and trade secrets and in his ability to solicit the Company's customers with whom he had material contact during the 12-month period immediately preceding his termination.

        Samuel B. Hay III.    On May 24, 2000, the Company entered into an employment agreement with Mr. Hay. Under the employment agreement, Mr. Hay became the President of the Company in 2002 and continues as Chief Operating Officer of the Company. His term of employment is for a period of three years and on the third anniversary of, and on each anniversary thereafter, shall be extended for an additional one-year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Hay's initial annual base salary was $140,000 subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If the executive is terminated at any time during the term by the Company for any reason other than for cause or if the executive voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company shall pay to the executive a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year plus an amount equal to three times the sum of his annual base salary and targeted annual bonus. The Company shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such three-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company's confidential information and trade secrets and in his ability to solicit the Company's customers with whom he had material contact during the 12-month period immediately preceding his termination.

        Robert D. McDermott.    Effective September 17, 2001, the Company entered into an employment agreement by which Mr. McDermott is employed as the Executive Vice President and Chief Financial Officer of the Company. His term of employment is for a period of two years and on the second anniversary of, and on each anniversary thereafter, shall be extended for an additional one-year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. McDermott's initial base salary was $185,000 subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If the executive is terminated at any time during the term by the Company for any reason other than for cause or if the executive voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company shall pay to the executive a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year plus an amount equal to two times the sum of his annual base salary and targeted annual bonus. The Company shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such two-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company's confidential information and trade secrets and in his ability to solicit the Company's customers with whom he had material contact during the 12-month period immediately preceding termination.

        Max S. Crowe.    Effective April 11, 2002, the Company entered into an employment agreement by which Mr. Crowe is employed as the Executive Vice President and Chief Banking Officer of the Company and as President and Chief Operating Officer of the Bank. His term of employment is for a period of three years and on the second anniversary of, and on each anniversary thereafter, shall be extended for an additional one-year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Crowe's initial base salary was $215,000 (increased to $225,000 effective July 1, 2002) subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If the executive is terminated at any time during the term by the Company for any reason other than for cause or if the executive voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company shall pay to the executive a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year plus an amount equal to three times the sum of his annual base salary and targeted annual bonus. The Company shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such three-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company's confidential information and trade secrets and in his ability to solicit the Company's customers with whom he had material contact during the 12-month period immediately preceding termination.

        John T. Monroe.    Effective May 15, 2002, the Bank entered into an employment agreement by which Mr. Monroe is employed as the Chief Credit Officer of the Bank. His term of employment is for a period of two years and on the first anniversary of, and on each anniversary thereafter, shall be extended for an additional one-year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Monroe's initial base salary was $160,000 subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If the executive is terminated at any time during the term by the Bank for any reason other than for cause or if the executive voluntarily terminates his employment with the Bank for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Bank shall pay to the executive a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year plus an amount equal to one times the sum of his annual base salary and targeted annual bonus. The Bank shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such one-year period, the medical and other welfare benefits that the Bank is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with the Bank for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company's confidential information and trade secrets and in his ability to solicit the Company's customers with whom he had material contact during the 12-month period immediately preceding termination.

        The employment agreements with each executive described above provide that additional payments will be made to such persons to reimburse them for any excise taxes that may be owed in the event that payments under such agreements exceed the limitations of Section 280G of the Internal Revenue Code.

Shareholder Return Performance Graph

        Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on the Company's Common Stock with the cumulative Total Return on the Nasdaq Stock Market (U.S. Companies) index and the Nasdaq Bank Stock Market.

        The graph assumes $100 invested on December 31, 1997, in the Common Stock of the Company and in each of the two indexes. The comparison assumes that all dividends are reinvested.

        [Remainder of this page intentionally left blank]

Comparison of Cumulative Total Return Among the Company,
the Nasdaq Stock Market (U.S.) and Nasdaq Bank Stocks

	Period Ending
Index
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Main Street Banks, Inc.	100.00	118.27	139.02	139.95	188.79	225.96
NASDAQ—Total US*	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ Bank Index*	100.00	99.36	95.51	108.95	117.97	120.61

Proposal Two—Amendment of the Omnibus Stock Ownership and
Long Term Incentive Plan

        On October 11, 2000, the Board of Directors of the Company adopted the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan") and reserved 800,000 shares of Common Stock for issuance thereunder (the "Plan Pool"). The Company's shareholders approved the Omnibus Plan at the 2001 Annual Shareholders' Meeting. On February 12, 2003, the Company's Board of Directors adopted a resolution increasing the number of shares in the Plan Pool from 800,000 to 1,600,000, subject to shareholder approval. As of the present date, 626,858 options and 133,780 shares of restricted stock have been granted pursuant to the Omnibus Plan.

        Since the Omnibus Plan was first adopted, the Company has experienced significant growth both internally and through acquisitions. Equity incentives in the form of stock options and other rights are an integral part of the Company's overall compensation program and an effective way to provide incentives for employees. The Board of Directors believes that the proposed increase in the number of shares available in the Plan Pool is consistent with the Company's growth and should position the Company for further growth.

        At the Company's Annual Shareholders' Meeting, the shareholders are being asked to approve the amendment to the Omnibus Plan increasing the number of shares available in the Plan Pool to 1,600,000 and reserving these shares of Common Stock for issuance thereunder.

        The Company's Board of Directors recommends a vote FOR the approval of the amendment to the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan and the reservation of shares of Common Stock for issuance thereunder.

Summary of the Omnibus Plan

        General.    The Omnibus Plan is intended:

  •
  To encourage and motivate key employees to contribute to the successful performance of the Company and its subsidiaries and the growth of the market value of the Company's Common Stock;
  •
  To achieve a unity of purpose between key employees and shareholders by providing ownership opportunities;
  •
  To achieve a unity of purpose between key employees and directors in the achievement of the Company's primary long term performance objectives; and
  •
  to retain key employees by rewarding them with potentially tax-advantageous future compensation.

        Administration.    The Omnibus Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Omnibus Plan, the Compensation Committee has the discretion to:

  •
  construe and interpret the Omnibus Plan and the grants thereunder which include the rights to exercise, purchase or receive options, restricted stock, units (defined as a combination of stock and cash) and stock appreciation rights (collectively referred to as the "Rights");
  •
  determine the terms and provisions of Rights granted under the Omnibus Plan;
  •
  prescribe, amend and rescind rules and regulations relating to the Rights;
  •
  determine in regards to the grant of Rights:
  •
  to whom Rights will be granted;
  •
  when the Rights will be granted;
  •
  the number to be granted;
  •
  the exercise price, relevant purchase price or value of the Rights granted; and
  •
  whether a leave of absence will constitute a termination of employment under the Omnibus Plan; and
  •
  make any other determinations or interpretations necessary or advisable to administer the Omnibus Plan.

        Eligibility.    All full time employees of the Company and its subsidiaries are eligible to participate in the Omnibus Plan. At the discretion of the Compensation Committee, eligible employees will be granted Rights. The Compensation Committee's decision to award grants is based upon:

  •
  the nature of services rendered by the employee; and
  •
  present or potential contributions by the employee to the success of the Company.

        Transferability of Shares Underlying Rights.    Except for restricted stock which, subject to the conditions set forth below, may only be transferred after the restrictions which impose a substantial risk of forfeiture lapse, the shares of Common Stock acquired pursuant to the exercise or receipt of a Right will be freely transferable by the recipient upon purchase without restriction or registration unless such recipient is an "affiliate" of the Company. An "affiliate" of the Company is defined as a person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

        Adjustments Upon Changes in Capitalization.    The total number of shares on which Rights may be granted under the Omnibus Plan (both as to the number of shares and price) will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from:

  •
  a stock split;
  •
  payment of a stock dividend on the Common Stock;
  •
  a subdivision or combination of shares of the Common Stock; or
  •
  a reclassification of the Common Stock.

        The foregoing adjustments and manner of their application will be in the sole discretion of the Compensation Committee to determine, subject to approval of the Board of Directors. The grant of a Right pursuant to the Omnibus Plan will not in any way affect the right or power of the Company to make adjustments, reclassifications, changes of its capital or business structure, or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

Stock Options

        Terms and Conditions:    The Compensation Committee has sole authority to grant stock options under the Omnibus Plan and will designate whether the grant consists of incentive stock options ("ISOs") or non-qualified options ("Non-Qualified Options"). According to the Internal Revenue Code, the aggregate fair market value of shares underlying ISOs granted under the Omnibus Plan first exercisable in a particular calendar year (including those granted under other plans of the Company) may not exceed $100,000. Any excess will be deemed to be Non-Qualified Options. Each option is evidenced by the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan Option Agreement (the "Option Agreement") which may specify the vesting period of the options. At the discretion of the Compensation Committee, the grant of options may be conditioned upon the execution and delivery to the Company of a confidential information agreement approved by the Compensation Committee. The grant of options under the Omnibus Plan is subject to the following additional terms and conditions:

        Exercise Price:    The initial exercise price of each Option will be determined by the Committee in its sole discretion. For eligible employees owning 10% or less of the total combined voting power of all classes of the Company's capital stock, the exercise price of an ISO will not be less than the fair market value of the Common Stock on the date of grant. For eligible employees owning greater than 10% of the total combined voting power of all classes of the Company's capital stock, the exercise price of an ISO will not be less than 110% of the fair market value of the Common Stock on the date of grant. The Compensation Committee may adjust the exercise price of an option on a quarterly basis based upon the market value performance of the Company's Common Stock in comparison with the aggregate market value performance of one or more indices composed of publicly traded financial institutions and financial institution holding companies similar to the Company. No adjustment will be made, however, if such adjustment would disqualify the ISO as an ISO. The per share fair market value of the Company's Common Stock as of April 14, 2003 was $20.20.

        Exercise of Option; Form of Consideration.    An option may be exercised by:

  •
  giving written notice to the Company specifying the number of shares to be purchased;

  •
  paying in cash the exercise price and applicable withholding taxes or, at the discretion of the Compensation Committee:
  •
  in shares of Common Stock held by the optionee;
  •
  a portion of the shares underlying the grant of options under the Omnibus Plan; or
  •
  a combination of cash and shares; and

  •
  giving satisfactory assurances to the Company that the shares are being purchased for investment and not for resale.

        Not less than 100 shares of stock may be purchased at any one time through the exercise of an option under the Omnibus Plan unless the number of shares purchased is the total number at that time purchasable under all options granted to the optionee. In order to inform the Company of a disqualifying disposition, all shares of stock obtained pursuant to an ISO will be held in escrow for a period ending on the later of:

  •
  two years from the date of grant; or
  •
  one year after the exercise date.

        Term of Option.    All options must be granted within 10 years of the Effective Date of the Omnibus Plan or October 11, 2010. Each Option Agreement states the expiration date of each option, but such expiration will not exceed:

  •
  10 years for ISOs and Non-Qualified Options; and
  •
  5 years for ISOs held by a 10% shareholder.

        The Compensation Committee may extend the expiration date for Non-Qualified Options, not to exceed 10 years from the date of grant.

        Termination of Options:    Each ISO will terminate upon the earlier of:

  •
  the date the optionee ceases to be a full time employee of the Company or its subsidiaries by reason of:
  •
  termination for cause; or
  •
  voluntary termination by the employee without the consent of the Company;

  •
  12 months after the employee ceases to be an employee of the Company due to death or disability; or
  •
  90 days after the employee ceases to be an employee of the Company for any other reason.

        The Compensation Committee may specify other events that will result in the termination of an ISO. The Compensation Committee has sole discretion to determine what events, if any, will result in the termination of a Non-Qualified Option.

        Nontransferability of Options:    Options cannot be transferred except by will or the laws of descent and distribution. However, no shares of stock obtained pursuant to an option may be transferred until at least six months and one day have lapsed since the date the option was granted.

        Changes in Control:    At any time prior to a takeover, merger, sale of substantially all the assets, major change in the composition of the Board of Directors or similar transaction (a "Change in Control Transaction"), the Committee may determine that all or any part of options previously granted will become immediately exercisable and may thereafter be exercised at any time prior to the consummation date of the Change in Control Transaction. Unless otherwise provided, any option which has not been fully exercised before the date of the consummation of a Change in Control Transaction will terminate on such date.

        Amendment and Discontinuance:    The Board of Directors of the Company may amend, suspend or discontinue the grant of options under the Omnibus Plan. However, the Board of Directors may not take such action that causes the ISOs not to comply with Section 422 of the Internal Revenue Code. Also, the Board of Directors may not amend the grant of options under the Omnibus Plan, without the approval of the shareholders of the Company, (except as described herein in the section entitled Adjustments Upon Changes in Capitalization and further described in the section in the Omnibus Plan entitled Stock Available for Rights) that:

  •
  materially increases the maximum aggregate number of shares of Common Stock in the Plan Pool;
  •
  materially increases the benefits accruing to eligible employees under the Omnibus Plan;
  •
  materially modifies the eligibility requirements under the Omnibus Plan; or
  •
  alters or impairs any options previously granted under the Omnibus Plan without the consent of the optionee.

Restricted Stock Grants

        Terms and Conditions:    The Company may issue restricted stock to eligible employees under the Omnibus Plan. Such restricted stock is deemed issued when the Compensation Committee authorizes such grant of restricted stock and when the issuance of restricted stock is evidenced by the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan Restricted Stock Grant Agreement (the "Restricted Stock Agreement") which specifies:

  •
  the purchase price per share, if any, paid by the holder of the restricted stock; and
  •
  the terms and conditions of forfeiture and acceleration of vesting upon a Change in Control Transaction.

At the discretion of the Compensation Committee, the grant of restricted stock may be conditioned upon:

  •
  the execution and delivery to the Company of a confidential information agreement, approved by the Compensation Committee; and
  •
  the payment of withholding taxes by the employee.

The grant of restricted stock under the Omnibus Plan is subject to the following additional terms and conditions:

        Purchase Price.    The Compensation Committee will set the purchase price per share, if any, of restricted stock granted under the Omnibus Plan. The per share fair market value of the Company's Common Stock as of April 14, 2003, is $20.20.

        Compliance with Securities Laws.    Restricted stock may be issued under the Omnibus Plan only after there has been compliance with applicable state and federal securities laws.

        Termination:    In the event that the shareholders fail to approve the Omnibus Plan, any Rights granted under the Omnibus Plan will be automatically canceled.

        Limitations on Transferability.    Transfers of restricted stock are prohibited unless made in compliance with all applicable federal and state securities laws. Any otherwise permissible transfer is prohibited unless the transferee executes such documents as the Company may reasonably require to protect its rights under the Restricted Stock Agreement. To enforce the foregoing restrictions on transfer, the Company may require that the holder of restricted stock deliver certificates for such shares with a stock power executed in blank by the holder and his or her spouse to the Company's Secretary to hold in escrow. The certificates for restricted stock will bear all legends required by law and necessary to effect the restrictions upon transfer.

        To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no holder of restricted stock will transfer any shares of restricted stock not included in any such underwriting during the 120-day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

        Amendment and Discontinuance:    The Board of Directors of the Company may amend, suspend or discontinue the grant of restricted stock under the Omnibus Plan. However, the Board of Directors make not amend the grant of restricted stock under the Omnibus Plan, without the approval of the shareholders of the Company, (except as described herein in the section entitled Adjustments Upon Changes in Capitalization and further described in the section in the Omnibus Plan entitled Stock Available for Rights) that:

  •
  materially increases the maximum aggregate number of shares of Common Stock in the Plan Pool;
  •
  materially increases the benefits accruing to eligible employees under the Omnibus Plan;
  •
  materially modifies the eligibility requirements under the Omnibus Plan; or
  •
  alters or impairs any restricted stock previously granted under the Omnibus Plan without the consent of the holder.

Long Term Incentive Compensation Units ("Units")

        Terms and Conditions:    The Company may grant awards of Units to eligible employees under the Omnibus Plan. Such Units are deemed granted when the Compensation Committee authorizes such award and when such award of Units is evidenced by the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan Unit Award Agreement (the "Unit Agreement"). At the discretion of the Compensation Committee, the award of Units may be conditioned upon the execution and delivery to the Company of a confidential information agreement approved by the Compensation Committee. The award of Units under the Omnibus Plan is subject to the following additional terms and conditions:

        Payment of Units.    For purposes of distribution of Units in cash, the value of Units is the fair market value of the Company's Company Stock on the date of distribution of such Units. The fair market value of the Company's Common Stock as of the date hereof is $13.625. The Company has the right to deduct withholding taxes in cash or shares from any distribution of Units.

        Term of Units.    All awards of Units must be made within 10 years of the Effective Date of the Omnibus Plan or October 11, 2010. Units may be awarded in each of the years from 2000 through 2007.

        Timing of Distribution of Units.    Units will be distributed only after the end of the performance period of two or more years (the "Performance Period") beginning in the year in which the Units were awarded. Unless otherwise determined by the Compensation Committee, the distribution date is March 15 in the year of distribution, or the first business day thereafter. However, in the case of special distributions, the distribution date is the first business day of the month in which the Compensation Committee and Board of Directors determine the amount and form of distribution. The Compensation Committee may adopt rules affecting the distribution of Units to certain employees by virtue of their:

  •
  hire;
  •
  promotion;

  •
  upgrade to a higher job grade classification; or
  •
  special circumstances.

Distribution of shares of Common Stock may be delayed until the applicable state and federal securities laws are met.

        Basis of Distribution of Units.    The percentage of Units distributed depends upon the levels of financial and other performance objectives, as determined by the Compensation Committee, achieved during each year of the Performance Period. To the extent the Compensation Committee applies non-financial performance measures, those non-financial performance measures will be applied as a factor, not exceeding 1, against financial results. The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors for the entire Performance Period, according to graduated criteria established by the Compensation Committee. The resulting percentage factors will determine the percentage of Units to be distributed. No distribution of Units, based on financial and other performance, measures will be made if a minimum average percentage of the applicable measurement of performance, established by the Compensation Committee, is not achieved for the Performance Period. The Compensation Committee determines:

  •
  the performance levels achieved for each Performance Period;
  •
  the percentage of Units to be distributed; and
  •
  the relative percentages of cash and shares to be distributed.

If these criteria are not met, such awarded Units will be cancelled.

        Special Eligibility Requirements.    Generally, a recipient of Units must be an eligible employee from the date the award is made continuously through and including the date such Unit is distributed. Exceptions to this are in the event of death, disability or retirement (as discussed herein in the sections entitled Distribution Upon Death or Disability and Distribution Upon Retirement and the section in the Omnibus Plan entitled 5.4 Special Distribution Rules).

        Distribution Upon Death or Disability.    If a recipient of Units dies or becomes disabled prior to the end of a Performance Period, the number of distributable Units will be prorated based upon the number of months remaining in the Performance Period after the month of death or disability. The remaining Units, will be reduced, in the discretion of the Compensation Committee, according to levels of performance achieved prior to the date of death or disability, and will be distributed within a reasonable time after the date of death or disability to the Unit recipient's designated beneficiary or estate. All other Units awarded to such recipient for such Performance Period will be cancelled.

        Distribution Upon Retirement.    If a recipient of Units retires prior to the end of the Performance Period, the awarded Units will be prorated to the end of the year in which such retirement occurs and distributed at the end of the Performance Period, based upon the Company's performance for such period.

        Distribution of Dividend Equivalents.    If dividends are declared after a Unit has been awarded but before such Unit is distributed, an amount equal to the dividend payable on one share of Common Stock will be credited to each Unit held by the recipient (the "Dividend Equivalent"). Such amount will be converted to an additional number of Units equal to the number of shares of Common Stock that could be purchased at fair market value on such dividend payment date.

        Limitations on Shares Distributed.    The number of shares of Common Stock distributed under all Units granted may not exceed the total number of shares remaining in the Plan Pool, less all shares of Common Stock potentially acquirable under, or underlying, all other Rights outstanding under the Omnibus Plan. No distribution of Units or Dividend Equivalents will be made if:

  •
  the regular or quarterly dividend on Common Stock has not been paid;

  •
  there exists a default in payment of dividends on any outstanding shares of capital stock of the Company;
  •
  the rate of dividends on Common Stock is lower than the rate for the Dividend Equivalents;
  •
  estimated consolidated net income for the 12-month period preceding the month of the distribution of Units or Dividend Equivalents is less than the sum of the amount of Dividend Equivalents and Units eligible for distribution plus all dividends for that period; or
  •
  the distribution of Units or Dividend Equivalents would result in a default under any agreement to which the Company is bound.

        Termination of Units.    In the event that the shareholders fail to approve the Omnibus Plan, any Rights granted under the Omnibus Plan will be automatically canceled.

        Nontransferability of Units.    Units are not transferable except upon the death of the recipient:

  •
  to a beneficiary designated by the recipient on a form signed by the recipient and delivered to the Company; or
  •
  to the recipient's estate according to the recipient's will or the laws of descent and distribution.

        Changes in Control:    At any time prior to the date of consummation of a Change in Control Transaction, the Compensation Committee may determine that all or any part of Units previously awarded will become immediately distributable and may thereafter be distributed at any time prior to the consummation date of the Change in Control Transaction. Such Units will be reduced pro rata based on the number of months remaining in the Performance Period after the consummation of the Change of Control Transaction. Unless otherwise provided, any Unit which has not been distributed before the date of the consummation of a Change in Control Transaction will terminate on such date.

        Amendment and Discontinuance:    The Board of Directors of the Company may amend, suspend or discontinue the grant of Units under the Omnibus Plan. However, the Board of Directors may not amend the grant of units under the Omnibus Plan, without the approval of the shareholders of the Company, (except as described herein in the section entitled Adjustments Upon Changes in Capitalization and further described in the section in the Omnibus Plan entitled Stock Available for Rights) that:

  •
  materially increases the maximum aggregate number of shares of Common Stock in the Plan Pool;
  •
  materially increases the benefits accruing to eligible employees under the Omnibus Plan; or
  •
  materially modifies the eligibility requirements under the Omnibus Plan.

Stock Appreciation Rights ("SARs")

        Terms and Conditions:    The Company may grant SARs to eligible employees under the Omnibus Plan. Such SARs are deemed granted when the Compensation Committee authorizes such grant and when such grant of SARs is evidenced by the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan SAR Agreement (the "SAR Agreement") which may specify the vesting period and expiration date of the SARs. At the discretion of the Compensation Committee, the grant of SARs may be conditioned upon the execution and delivery to the Company of a confidential information agreement approved by the Compensation Committee. The grant of SARs under the Omnibus Plan is subject to the following additional terms and conditions:

        Value of the SAR:    The initial base value of the SAR is equal to the fair market value of the Company's Common Stock on the date of issuance of the SAR (the "SAR Base Value"). The Compensation Committee may adjust the SAR Base Value on a quarterly basis based upon the market value performance of the Company's Common Stock in comparison with the aggregate market value performance of one or more indices composed of publicly traded financial institutions and financial institution holding companies similar to the Company. The per share fair market value of the Company's Common Stock as of April 14, 2003 is $20.20.

        Exercise of Option; Form of Consideration.    The Compensation Committee fixes the vesting period and may accelerate or shorten the vesting period at its discretion. The SAR may be exercised by giving written notice to the Company. Within 10 days of such notice, the recipient will be paid the difference in cash between the SAR Base Value and the fair market value of the Company's Common Stock as of the exercise date. Not less than 100 shares of stock may be exercised at any one time through the exercise of a SAR under the Omnibus Plan unless the number exercised is the total number at that time exercisable under all SARs granted to the recipient.

        Term of Option.    All SARs must be granted within 10 years of the Effective Date of the Omnibus Plan or October 11, 2010. The SAR Agreement states the expiration date of the SARs. The Compensation may extend the exercise date but such date may not to exceed 10 years after the date of grant.

        Termination of Options:    In the event that the shareholders fail to approve the Omnibus Plan, any Rights granted under the Omnibus Plan will be automatically canceled.

        Nontransferability of Options:    SARs are not transferable except upon the death of the recipient:

  •
  to a beneficiary designated by the recipient on a form signed by the recipient and delivered to the Company; or
  •
  to the recipient's estate according to the recipient's will or the laws of descent and distribution.

        Changes in Control:    At any time prior to the consummation of a Change in Control Transaction, the Committee may determine that all or any part of SARs previously granted will become immediately exercisable and may thereafter be exercised at any time prior to the consummation date of the Change in Control Transaction. Unless otherwise provided, any SAR which has not been fully exercised before the date of the consummation of a Change in Control Transaction will terminate on such date.

        Amendment and Discontinuance:    The Board of Directors of the Company may amend, suspend or discontinue the grant of SARs under the Omnibus Plan. However, the Board of Directors may not amend the grant of SARs under the Omnibus Plan, without the approval of the shareholders of the Company, (except as described herein in the section entitled Adjustments Upon Changes in Capitalization and further described in the section in the Omnibus Plan entitled Stock Available for Rights) that:

  •
  materially increases the maximum aggregate number of shares of Common Stock in the Plan Pool;
  •
  materially increases the benefits accruing to eligible employees under the Omnibus Plan;
  •
  materially modifies the eligibility requirements under the Omnibus Plan; or
  •
  alters or impairs any SARs previously granted under the Omnibus Plan without the consent of the recipient.

Federal Income Taxes

        The following is only a summary of the effect of federal income taxation upon the holder of Rights under the Omnibus Plan and the Company with respect to the grant and exercise of Rights under the Omnibus Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the holder's death or the income tax laws of any municipality, state or foreign country in which the holder's income or gain may be taxable.

        Stock Options: ISOs.    The optionee will not realize taxable income upon the grant or exercise of ISOs, and the Company will not receive an income tax deduction at either such time. If the optionee does not sell the shares of the Company's Common Stock acquired upon exercise of the ISO within either two years after the grant of the ISO or one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee, within either of the above periods, disposes of the shares of the Company's Common Stock acquired upon exercise of the ISO, the optionee will realize as ordinary income an amount equal to the lesser of:

  •
  the gain realized by the optionee upon such disposition; or
  •
  the difference between the exercise price and the fair market value of the shares on the date of exercise.

In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount realized by the optionee as ordinary income would be taxed as a long-term or short-term capital gain, depending on the applicable holding period.

        Stock Options: Non-Qualified Options.    Upon exercise of a Non-Qualified Option granted under the Plan, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares. Upon a subsequent sale of the shares, the optionee will recognize capital gain or loss. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon exercise of the option.

        Restricted Stock.    The receipt of a restricted stock grant will not generally be taxable to the holder in the year received. The holder will recognize ordinary income at the time at which the restrictions, which impose a substantial risk of forfeiture of such shares, lapse, in an amount equal to the excess of:

  •
  the fair market value of such shares at such time over
  •
  the price paid for such shares, if any.

The ordinary income recognized by the holder will be subject to both wage withholding and employment taxes.

        Units and SARs.    The recipient is generally taxed at ordinary income rates only when the payments (in the form of stock and/or cash) are actually made to the recipient. Although the Company is generally entitled to a tax deduction for a corresponding amount at the same time the employee incurs the taxable income, the Company must record a compensation expense for book accounting purposes on a continuing basis based upon the estimated value of the outstanding grants.

Omnibus Stock Ownership and Long Term Incentive Plan

        The following executive officers of the Company including the Chief Executive Officer and the four most highly compensated executives are listed below with the grants that such officers have received under the Omnibus Plan. Additionally, listed are totals of the grants under the Omnibus Plan to executive officers as a group and to non-executive officers and employees as a group.

Name	Position	Number of Shares Underlying Options	Number of Shares Restricted Stock
Edward C. Milligan	Chairman and Chief Executive Officer	70,050	44,100
Samuel B. Hay III	President and Chief Operating Officer	33,108	14,680
Max S. Crowe	Executive Vice President and Chief Banking Officer	39,000	34,500
Robert D. McDermott	Executive Vice President and Chief Financial Officer	16,000	18,000
John T. Monroe	Chief Credit Officer	15,000	12,500
Total of Executive Officers as a Group		158,758	123,780
Total of Non-Executive Officers and Employees as a Group		468,100	10,000

Proposal Three—Ratification of Independent Auditors

Relationship With Independent Auditors

        Ernst & Young LLP served as the independent auditors for the Company for the year ended December 31, 2002, and performed an audit of the Company's 2002 financial statements which are included in the 2002 Annual Report to Shareholders which accompanies this Proxy Statement. The Audit Committee of the Company's Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. The representatives will be available to respond to questions from the shareholders. Ernst & Young LLP has advised the Company that neither the firm nor any member of the firm has any direct or indirect financial interest, in any capacity, in the Company or any of its subsidiaries.

Audit Fees

        Ernst & Young LLP billed the Company $176,895 for 2002 and $190,000 for 2001 for professional services relating to the annual audit and timely quarterly reviews. The Audit Committee of the Board of Directors of the Company has considered whether the providing of the services covered under the captions "Audit-Related Fees," "Tax Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

Audit-Related Fees

        Ernst & Young LLP billed the Company $105,989 for 2002 and $118,000 for 2001 for professional services relating to the Company's 401(k) plan financial statements, attestation of management reports on internal controls and fees relating to registration statements and assistance provided with the Company's regulatory filings.

Tax Fees

        Ernst & Young LLP billed the Company $28,298 for 2002 and $42,743 for 2001 for professional services relating to tax compliance and tax planning.

All Other Fees

        Ernst & Young LLP billed the Company $3,728 for 2002 and $30,000 for 2001 for professional services relating to miscellaneous other services including mergers and acquisitions and related matters.

Preapproval by Audit Committee

        Under the Audit Committee's charter (Exhibit A to this proxy statement), the Audit Committee is required to give advanced approval of any non-audit services to be performed by the Company's independent auditors, provided that such services are not otherwise prohibited by law.

        The Board of Directors unanimously recommends a vote "for" the ratification of Ernst & Young LLP as the Company's independent auditors for 2003.

Miscellaneous Information Regarding the Company's Annual Meeting

Solicitation of Proxies

        The cost of soliciting proxies for the Company's Annual Meeting will be paid by the Company. The Company has not engaged any outside organizations or agents to assist in the solicitation of proxies.

SEC Filings

        The Company's SEC filings are available on Main Street Bank's website, www.mainstreetbank.com. The Company will provide without charge to each person solicited, on the written request of such person, a copy of the Company's annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Act of 1933 for the year ended December 31, 2002. All such requests should be directed to Ms. Cheryl Blackwell at Main Street Banks, Inc., Investor Relations, 676 Chastain Road, Kennesaw, Georgia 30144.

2004 Annual Meeting of the Company Shareholder Proposals

        Proposals of the Company's shareholders intended to be presented at the 2004 annual meeting must be received by the Company on or before December 25, 2003, to be included in the Company's proxy statement or form of proxy for the 2004 annual meeting of shareholders.

Other Matters

        We do not know of any other matters to be presented for action at the shareholders' meetings other than those described in this proxy statement. However, if any other matter requiring a vote of the shareholders is properly presented at either meeting, it is intended that votes will be cast on these matters in accordance with the best judgment of the persons acting under the proxies.

Edward C. Milligan Chairman and Chief Executive Officer

Kennesaw, Georgia
April 21, 2003

Exhibit A

AUDIT COMMITTEE CHARTER FOR THE BOARD OF DIRECTORS
OF
MAIN STREET BANKS, INC.

I.
PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Company's independent auditors and internal auditing department.

  •
  Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

        The Audit Committee shall meet all rules and regulations of the Securities Exchange Commission ("SEC"), the National Association of Securities Dealers, and any other relevant regulatory requirements, and the Charter shall be periodically revised as those rules and regulations change.

II.
COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an "independent director", as defined by the rules of the National Association of Securities Dealers, Inc. ("NASD"). Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including, but not limited to, the Company's balance sheet, income statement, and cash flow statement or will become able to read and understand said financial statements within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The members of the Audit Committee and its Chairperson shall be designated by the Board of Directors at the annual organizational meeting of the Board.

III.
MEETINGS

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and management quarterly to review the Company's financials consistent with IV.A.4. below.

IV.
RESPONSIBILITIES AND DUTIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders of the Company that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of a high quality.

        To fulfill its responsibilities and duties the Audit Committee shall:

  A.
  Documents/Reports Review
    1.
    Review and update this Charter, at least annually and more frequently as conditions dictate.

    2.
    Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

    3.
    Review the regular internal reports to management prepared by the internal auditing department and management's response.

    4.
    Review with financial management and the independent auditors the 10-Q or 10-K prior to its filing or prior to the release of earnings. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.
  B.
  Independent Auditors
    1.
    The Audit Committee shall be solely responsible for the appointment, termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting.

    2.
    Ensure that the Audit Committee receives from the independent auditor a formal written statement that delineates all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1 and receives from the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented.

    3.
    Actively engage in a dialogue with the auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the auditor. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence.

    4.
    Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

    5.
    Discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented.

    6.
    Preapprove all significant non-audit services provided by the independent auditors and shall not engage them to perform any specific non-audit services prohibited by law or regulation.

    7.
    Confirm partners who will participate in the audit comply with the rotation and non-audit compensation requirements of the SEC.

    8.
    Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC and NASDAQ regulations.
  C.
  Financial Reporting Processes
    1.
    In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

    2.
    Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    3.
    Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

    4.
    Review the Company's quarterly and annual financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to any governmental body or the public.

    5.
    Review with the independent auditors and the Company's counsel, compliance matters and any legal or regulatory matter that could have a significant impact on the Company's financial statements.

    6.
    Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

    7.
    Prepare a report for including in the Company's proxy statement.
  D.
  Oversight of Audit Process
    1.
    Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditors.

    2.
    Review with the independent auditors, the Company's internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

    3.
    Review the internal audit function of the Company including the independence and authority of its reporting obligations.

    4.
    Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    5.
    Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

  E.
  Process Improvement
    1.
    Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    2.
    Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

    3.
    Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee).
  F.
  Other Duties

  1.
  The Audit Committee shall approve procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; (2) the confidentiality, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (3) the review of such confidential information.
V.
OUTSIDE ADVISORS

        The Audit Committee may, if circumstances require, retain independent counsel or other professional advisors to assist it in carrying out its responsibilities. The Company will pay for all such recourses required by the Audit Committee.

MAIN STREET BANKS, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2003

        The undersigned hereby appoints Robert R. Fowler III, Edward C. Milligan and P. Harris Hines, or any one of them, as Proxies, with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all of the Common Stock of Main Street Banks, Inc. (the "Company"), 676 Chastain Road, Kennesaw, Georgia 30144, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, on May 21, 2003, at 10:00 a.m. local time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE PROPOSALS

PROPOSAL ONE:	Election of Class III Directors. The election of the following named persons each to serve as a Class III Director for a three year term expiring at the 2006 Annual Meeting of Shareholders or until his successor is duly elected and qualified.
	☐ For all the nominees listed below (except as marked to the contrary below)	☐ Withhold authority to vote for all nominees listed below
(Instructions: To withhold authority to vote for any individual nominee or nominees, strike a line through the nominee's name or names listed below.)
P. Harris Hines, Harry L. Hudson, Jr. and Edward C. Milligan
PROPOSAL TWO:	The approval an amendment to the Company's Omnibus Stock Ownership and Long Term Incentive Plan increasing the number of shares of common stock issuable under the plan from 800,000 to 1,600,000.
☐ For ☐ Against ☐ Abstain
PROPOSAL THREE:	The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 2003.
☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

        If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:		, 2003

(Be sure to date your Proxy)

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

QuickLinks

TABLE OF CONTENTS
Proposal One—Election of Class III Directors of the Company
Comparison of Cumulative Total Return Among the Company, the Nasdaq Stock Market (U.S.) and Nasdaq Bank Stocks
Proposal Two—Amendment of the Omnibus Stock Ownership and Long Term Incentive Plan
Proposal Three—Ratification of Independent Auditors
Miscellaneous Information Regarding the Company's Annual Meeting
Exhibit A